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                                                                     EXHIBIT 4.7


                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                            TYLER TECHNOLOGIES, INC.,
                                  KOFILE, INC.,
                              SPECTRUM DATA, INC.,
                               ei SOLUTIONS, INC.,
                         KOFILE ACQUISITION CORPORATION
                                       AND
                      SPECTRUM DATA ACQUISITION CORPORATION



                         DATED AS OF SEPTEMBER 29, 2000


Asset Purchase Agreement


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                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of September 29, 2000, by and among Tyler Technologies, Inc., a Delaware corporation ("Tyler"),Kofile, Inc., a Texas corporation ("Old Kofile"), Spectrum Data, Inc., a Texas corporation ("Old Spectrum" and, together with Tyler and Old Kofile, the "Sellers"), ei Solutions, Inc., a Delaware corporation ("ei Solutions"), Kofile Acquisition Corporation, a Delaware corporation ("New Kofile"), Spectrum Data Acquisition Corporation, a Texas corporation ("New Spectrum" and, together with ei Solutions and New Kofile, the "Purchasers").

                                    RECITALS

         A. Old Kofile and Old Spectrum are wholly owned subsidiaries of BRC and indirect wholly owned subsidiaries of Tyler.

         B. Old Kofile is in the business of providing document management solutions and software, including, without limitation, document storage and retrieval and OCR and ICR products, and related sales and support (the "Kofile Business").

         C. Old Spectrum is in the business of providing system analysis and design, custom programming, network design, implementation and maintenance, document imaging and management integration (the "Spectrum Business").

         D. Old Kofile desires to sell to New Kofile the Kofile Business as a going concern and in connection therewith substantially all of the assets of Old Kofile, and New Kofile desires to purchase such business and assets and assume substantially all the liabilities of Old Kofile relating thereto, upon the terms and conditions set forth in this Agreement (the "Kofile Purchase").

         E. Old Spectrum desires to sell to New Spectrum the Spectrum Business as a going concern and in connection therewith substantially all of the assets of Old Spectrum, and New Spectrum desires to purchase such business and assets and assume substantially all the liabilities of Old Spectrum relating thereto, upon the terms and conditions set forth in this Agreement (the "Spectrum Purchase").

         F. BRC and Old Spectrum are selling certain real property to Real Property Purchaser upon the terms and conditions set forth in the Real Property Purchase Agreement (the "Real Property Purchases").

         G. Tyler desires to sell certain intangible property to ei Solutions, and ei Solutions desires to purchase such intangible property from Tyler, upon the terms and conditions set forth in this Agreement (the "Intangibles Purchase").

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements, representations, warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound, agree as follows:



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                                    ARTICLE I
                                   DEFINITIONS

         1.1. DEFINITIONS. Capitalized terms used in this Agreement shall have the following meanings:

         "AAA" shall have the meaning set forth in Section 12.9(b).

         "Affiliate" of, or "Affiliated" with, a specified person or entity means a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified person or entity.

         "Agreed Kofile Net Asset Value" has the meaning set forth in Section 5.6(a).

         "Agreed Net Asset Value" has the meaning set forth in Section 5.6(a).

         "Agreed Spectrum Net Asset Value" has the meaning set forth in Section 5.6(a).

         "Agreement" has the meaning set forth in the first paragraph of this Agreement.

         "Asset Purchases" means the Kofile Purchase, the Spectrum Purchase, the Real Property Purchases and the Intangibles Purchase.

         "Assets" means the Kofile Assets, the Spectrum Assets, the Real Property and the Intangibles.

         "Assumed Contracts" means the Assumed Kofile Contracts and the Assumed Spectrum Contracts.

         "Assumed Kofile Contracts" has the meaning set forth in Section 2.3.

         "Assumed Kofile Liabilities" means the liabilities and obligations of Old Kofile to be assumed by New Kofile at the Closing in accordance with Section 2.4.

         "Assumed Liabilities" means the Assumed Kofile Liabilities and the Assumed Spectrum Liabilities.

         "Assumed Spectrum Contracts" has the meaning set forth in Section 3.3.

         "Assumed Spectrum Liabilities" means the liabilities and obligations of Old Spectrum to be assumed by New Spectrum at the Closing in accordance with
Section 3.4.

         "BRC" means Business Resources Corporation, a Texas corporation.

         "Businesses" means the Kofile Business and the Spectrum Business.

         "Closing" has the meaning set forth in Section 5.3.

         "Closing Cash Balance" has the meaning set forth in Section 5.5(a).


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         "Closing Date" has the meaning set forth in Section 5.3.

         "Closing Kofile Net Asset Value" has the meaning set forth in Section 5.6(a).

         "Closing Spectrum Net Asset Value" has the meaning set forth in Section 5.6(a).

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Designated Parties" has the meaning set forth in Section 12.9(a).

         "ei Solutions" has the meaning set forth in the first paragraph of this Agreement.

         "Encumbrances" means all liens, mortgages, pledges, security interests, conditional sales agreements, charges, claims, options, liabilities, obligations, preemptive rights, rights of first refusal, reservations, restrictions or other defects in title or other encumbrances of any kind.

         "ESI Acquisition" has the meaning set forth in Section 4.2(a).

         "Excluded Contracts" means the Excluded Kofile Contracts and the Excluded Spectrum Contracts.

         "Excluded Kofile Assets" has the meaning set forth in Section 2.2 .

         "Excluded Kofile Contracts" has the meaning set forth in Section 2.3.

         "Excluded Kofile Liabilities" has the meaning set forth in Section 2.5.

         "Excluded Spectrum Assets" has the meaning set forth in Section 3.2 .

         "Excluded Spectrum Contracts" has the meaning set forth in Section 3.3.

         "Excluded Spectrum Liabilities" has the meaning set forth in Section
3.5.

         "Expiration Date" has the meaning set forth in Section 12.5.

         "GAAP" means the generally accepted accounting principles in the United States as currently applied by the respective party on a basis consistent with preceding years and throughout the periods involved.

         "Governmental Authority" means any federal, state, local or foreign government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority.

         "Indemnified Party" has the meaning set forth in Section 9.3.

         "Indemnifying Party" has the meaning set forth in Section 9.3.

         "Intangibles" has the meaning set forth in Section 4.2.


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         "Intangibles Purchase" has the meaning set forth in Recital G.

         "Kodak" means Eastman Kodak Company, a New Jersey corporation.

         "Kofile Assets" has the meaning set forth in Section 2.1.

         "Kofile Bank Accounts" has the meaning set forth in Section 2.1(l).

         "Kofile Business" has the meaning set forth in the Recital B.

         "Kofile GmbH" means Kofile Germany GmbH, a limited liability company organized under the laws of the Federal Republic of Germany.

         "Kofile Net Asset Value Adjustment" has the meaning set forth in
Section 5.6(a).

         "Kofile Purchase" has the meaning set forth in the Recital D.

         "Law" or "Laws" means any and all federal, state, local or foreign statutes, laws, ordinances, proclamations, codes, regulations, licenses, permits, authorizations, approvals, consents, legal doctrines, published requirements, orders, decrees, judgments, injunctions and rules of any Governmental Authority, including, without limitation, those covering environmental, Tax, energy, safety, health, transportation, bribery, recordkeeping, zoning, discrimination, antitrust and wage and hour matters, in each case as amended and in effect from time to time.

         "Listed Assets and Liabilities" has the meaning set forth in Section 5.6(a).

         "Loss" or "Losses" means all liabilities, losses, claims, damages, actions, suits, proceedings, demands, assessments, adjustments, fees, costs and expenses (including specifically, but without limitation, reasonable attorneys' fees and costs and expenses of investigation), net of (i) income Tax effects with respect thereto (including, without limitation, income Tax benefits recognized in connection therewith and income Taxes upon any indemnification recovery thereof) and (ii) any insurance proceeds or recoveries in respect of such losses.

         "Mockingbird Property" means that certain real property and improvements thereon located at 2800 West Mockingbird Lane, Dallas, Texas, as more particularly described in the Real Property Purchase Agreement.

         "Net Asset Value Adjustment" has the meaning set forth in Section
5.6(a).

         "Net Cash Adjustment" has the meaning set forth in Section 5.6(b).

         "New Kofile" has the meaning set forth in the first paragraph of this Agreement.

         "New Spectrum" has the meaning set forth in the first paragraph of this Agreement.

         "Oates" means William D. Oates.


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         "Old Kofile" has the meaning set forth in the first paragraph of this
Agreement.

         "Old Spectrum" has the meaning set forth in the first paragraph of this Agreement.

         "Permits" means all licenses, franchises, permits, transportation authorities and other governmental authorizations, operating authorizations, titles (including motor vehicle titles and current registrations), fuel permits, and certificates.

         "Permitted Encumbrances" means (a) any Encumbrances that constitute an Assumed Liability, (b) Encumbrances for property or ad valorem Taxes not yet due and payable or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the Company's accounting records in accordance with GAAP, (c) mechanics', carriers', workers', repairmen's, statutory or common law liens being contested in good faith by appropriate proceedings and (d) rights of the customers of the respective Business with respect to inventory under orders or contracts entered into by the respective Business in the ordinary course of business.

         "Post-Closing Adjustment" has the meaning set forth in Section 5.6.

         "Purchase Price" has the meaning set forth in Section 5.1.

         "Purchasers" has the meaning set forth in the first paragraph of this Agreement.

         "Real Property" means the Mockingbird Property and the San Antonio Property.

         "Real Property Purchase Agreement" has the meaning set forth in Section 4.1.

         "Real Property Purchaser" means, collectively, Oates and his wife, Marilyn Oates.

         "Real Property Purchases" has the meaning set forth in Recital F.

         "San Antonio Property" means that certain real property and improvements thereon located at 10537 Gulfdale, San Antonio, Texas 78216, as more particularly described in the Real Property Purchase Agreement.

         "Sellers" has the meaning set forth in the first paragraph of this Agreement.

         "Spectrum Assets" has the meaning set forth in Section 3.1.

         "Spectrum Bank Accounts" has the meaning set forth in Section 3.1(k).

         "Spectrum Business" has the meaning set forth in Recital C.

         "Spectrum Net Asset Value Adjustment" has the meaning set forth in
Section 5.6(a).

         "Spectrum Purchase" has the meaning set forth in Recital E.


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         "Taxes" means all taxes, charges, fees, levies or other assessments including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, unemployment, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, imposed by the United States or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest, fines, penalties or additional amounts attributable to or imposed with respect to any such taxes, charges, fees, levies or other assessments.

         "Transferred Kofile Cash" has the meaning set forth in Section 2.1(a).

         "Transferred Spectrum Cash" has the meaning set forth in Section
3.1(a).

         "Tyler" has the meaning set forth in the first paragraph of this Agreement.

         "Third Person" has the meaning set forth in Section 9.3.

         1.2. INTERPRETATION. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in Section 1.1 and elsewhere in this Agreement include the plural as well as the singular;

                  (b) all accounting terms not otherwise defined herein have the meanings ascribed to them in accordance with GAAP;

                  (c) the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

                  (d) this Agreement is the joint drafting product of Sellers and Purchasers and each provision has been subject to negotiation and agreement and shall not be construed for or against any party as drafter thereof.


                                   ARTICLE II
                               THE KOFILE PURCHASE

         2.1. ACQUISITION OF THE KOFILE ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing, Old Kofile agrees to sell, convey, transfer, assign and deliver to New Kofile, and New Kofile agrees to purchase from Old Kofile, on an "AS IS, WHERE IS" basis, all of its assets, properties, businesses, franchises, goodwill and rights of every kind and character, tangible or intangible, real or personal, whether owned or leased, other than the Excluded Kofile Assets, free and clear of all Encumbrances other than Permitted Encumbrances and any created by New Kofile (collectively, the "Kofile Assets"). Without limiting the generality of the foregoing, the Kofile Assets shall consist of all such assets of Old Kofile as of the Closing, including, without limitation, the following:


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                  (a) cash and cash equivalents as of the close of business on the Closing Date up to an aggregate amount, when taken together with the cash and cash equivalents transferred to New Spectrum pursuant to
         Section 3.1(a), of $200,000 (the "Transferred Kofile Cash").

                  (b) all accounts and notes receivable of Old Kofile, except for intercompany receivables;

                  (c) all inventory, work-in-progress and spare parts of Old Kofile;

                  (d) all customer lists, sales records, credit data and other information relating to customers of Old Kofile;

                  (e) all right, title and interest of Old Kofile in, to and under the Assumed Kofile Contracts, as provided in Section 2.3;

                  (f) all right, title and interest of Old Kofile in, to and under all source codes, object codes, design documentation and procedures for product generation and testing of the computer software related to the Business, including the trade secrets, know-how, inventions, designs, technical processes, works of authorship and technical data comprising the same;

                  (g) all right, title and interest of Old Kofile in, to and under all patents, patent applications, trademarks, service marks, technology, licenses, trade names, copyrights and other intellectual property or proprietary property rights owned or used by Old Kofile, the goodwill associated therewith and the rights and privileges used in the conduct of the Kofile Business and the right to recover for past, present and future infringement thereon;

                  (h) all right, title and interest of Old Kofile in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, networking equipment, and any and all parts and appurtenances thereto, together with all proprietary and third-party software and intellectual property licensed by Old Kofile with such computer equipment and hardware;

                  (i) all of the furniture, fixtures, equipment, vehicles, machinery, tools, appliances, telephone systems, copy machines, fax machines, implements, spare parts, supplies and all other tangible personal property of every kind and description owned by Old Kofile or Old Kofile's leasehold interests therein;

                  (j) all right, title and interest of Old Kofile in, to and under all Permits owned or possessed by Old Kofile and relating to the Kofile Business or all or any of the Kofile Assets;

                  (k) all right, title and interest of Old Kofile in, to and under the outstanding share capital of Kofile GmbH;

                  (l) all accounts held with financial institutions in the name of Old Kofile (the "Kofile Bank Accounts"), subject to the limitation on the amount of cash and cash equivalents transferred to New Kofile pursuant to Section 2.1(a).


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                  (m) copies of Old Kofile's books, records, papers and
         instruments of whatever nature and wherever located (including, without limitation, all employee and personnel records) that relate to the Kofile Business or the Kofile Assets or which are required or necessary in order for New Kofile to conduct the Kofile Business from and after the Closing in the manner in which it is being conducted before the Closing;

                  (n) all insurance proceeds and insurance claims of Old Kofile relating to the Kofile Business or all or any part of the Kofile Assets, and to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Old Kofile is entitled to enforce with respect to the Kofile Assets against its predecessors in title to the Kofile Assets, if any;

                  (o) all right, title and interest of Old Kofile in, to and under all rights, privileges, claims, causes of action and options relating to or pertaining to the Kofile Business or the foregoing Kofile Assets;

                  (p) all right, title and interest of Old Kofile in and to all prepaid expenses, advances and deposits relating to any of the Kofile Assets or the Kofile Business;

                  (q) the name "Kofile";

                  (r) all right, title and interest of Old Kofile or any Seller in and to the goodwill and going concern value related to the Kofile Business, including, but not limited to, telephone numbers, and any other intangible assets; and

                  (s) all other or additional privileges, rights, interest, properties and assets of Old Kofile of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Kofile Business as presently being conducted.

         2.2. EXCLUDED KOFILE ASSETS. Old Kofile shall retain, and the Kofile Assets shall not include the following assets and other rights of Old Kofile (collectively, the "Excluded Kofile Assets"):

                  (a) cash and cash equivalents of Old Kofile in excess of the Transferred Kofile Cash;

                  (b) intercompany receivables of Old Kofile;

                  (c) the Excluded Kofile Contracts;

                  (d) any software or intellectual property owned by or licensed to Tyler or any of its Affiliates, other than Old Kofile; and

                  (e) any refunds or receivables due to Old Kofile from any Governmental Authority relating to Taxes previously paid by Old Kofile.


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         2.3. ASSIGNMENT AND ASSUMPTION OF CONTRACTS. At Closing, and subject to the further terms and conditions of this Agreement, Old Kofile will assign all of its right, title and interest in and to, and New Kofile will assume, perform and discharge all of Old Kofile's remaining obligations under, all existing contracts and agreements, written and verbal to which Old Kofile is a party (collectively, the "Assumed Kofile Contracts"). Notwithstanding the foregoing, the Assumed Kofile Contracts do not include, and nothing in this Agreement will be deemed to constitute an assignment or attempted assignment of, any contract, agreement or license to which Old Kofile is a party if the attempted assignment without the consent of the other party thereto would constitute a breach or affect in any way the rights of Old Kofile thereunder and for which consent has not been obtained (collectively, the "Excluded Kofile Contracts"). If the consent of any such other party is not obtained on or prior to the Closing Date, or an attempted assignment on the Closing Date would be ineffective and would affect the rights of Old Kofile, or New Kofile as assignee, thereunder, Old Kofile will cooperate with New Kofile in a reasonable arrangement designed to provide for New Kofile the economic benefits, to the extent of New Kofile's performance of Old Kofile's obligations, under each Excluded Kofile Contract and will continue pursuant to Section 8.5 to cooperate and use its reasonable best efforts to obtain such assignment.

         2.4. ASSUMED LIABILITIES. As further consideration for the purchase of the Kofile Assets, New Kofile shall assume and discharge all liabilities, obligations or contingencies of Old Kofile, except the Excluded Kofile Liabilities.

         2.5. LIABILITIES NOT ASSUMED. New Kofile shall not assume or become liable or otherwise obligated to pay, perform or discharge any of the following debts, liabilities or obligations of Old Kofile (the "Excluded Kofile Liabilities"):

                  (a) any debt, liability or obligation of Old Kofile resulting from, arising out of or relating to any debt, liability or obligation to or of Tyler or any Affiliate of Tyler other than Old Kofile, including, without limitation, any guaranty of Old Kofile therefor;

                  (b) any debt, liability or obligation of Old Kofile resulting from, arising out of or relating to any employee benefit plan or employee plan of any kind or nature maintained, operated or administered by Tyler or Affiliate of Tyler other than Old Kofile;

                  (c) any debt, liability or obligation of Old Kofile resulting from, arising as a result of or relating to the termination of any employee of Old Kofile prior to the Closing;

                  (d) any liabilities or obligations arising under any Excluded Kofile Contracts; and

                  (e) liabilities or obligations arising on or before the Closing Date for income, sales, use, franchise, excise or transfer Taxes or duties, or other property or ad valorem Taxes or duties, based upon the value of the Kofile Assets, including, without limitation, any Taxes that accrue or become payable by Old Kofile as a result of the sale of the Kofile Assets to New Kofile, and liabilities or obligations arising at any time for income, sales, use, franchise, excise or transfer Taxes or duties, or other property or ad valorem Taxes or duties, based upon the income or operations of Old Kofile.



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                                   ARTICLE III
                              THE SPECTRUM PURCHASE

         3.1. ACQUISITION OF THE SPECTRUM ASSETS. Upon the terms and subject to the conditions of this Agreement, at the Closing, Old Spectrum agrees to sell, convey, transfer, assign and deliver to New Spectrum, and New Spectrum agrees to purchase from Old Spectrum, on an "AS IS, WHERE IS" basis, all of its assets, properties, businesses, franchises, goodwill and rights of every kind and character, tangible or intangible, real or personal, whether owned or leased, other than the Excluded Spectrum Assets, free and clear of all Encumbrances other than Permitted Encumbrances and any created by New Spectrum (collectively, the "Spectrum Assets"). Without limiting the generality of the foregoing, the Spectrum Assets shall consist of all such assets of Old Spectrum as of the Closing, including, without limitation, the following:

                  (a) cash and cash equivalents as of the close of business on the Closing Date up to an aggregate amount, when taken together with the Transferred Kofile Cash, of $200,000 (the "Transferred Spectrum Cash").

                  (b) all accounts and notes receivable of Old Spectrum, except for intercompany receivables;

                  (c) all inventory, work-in-progress and spare parts of Old Spectrum;

                  (d) all customer lists, sales records, credit data and other information relating to customers of Old Spectrum;

                  (e) all right, title and interest of Old Spectrum in, to and under the Assumed Spectrum Contracts, as provided in Section 3.3;

                  (f) all right, title and interest of Old Spectrum in, to and under all source codes, object codes, design documentation and procedures for product generation and testing of the computer software related to the Business, including the trade secrets, know-how, inventions, designs, technical processes, works of authorship and technical data comprising the same;

                  (g) all right, title and interest of Old Spectrum in, to and under all patents, patent applications, trademarks, service marks, technology, licenses, trade names, copyrights and other intellectual property or proprietary property rights owned or used by Old Spectrum, the goodwill associated therewith and the rights and privileges used in the conduct of the Spectrum Business and the right to recover for past, present and future infringement thereon;

                  (h) all right, title and interest of Old Spectrum in computer equipment and hardware, including, without limitation, all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, networking equipment, and any and all parts and appurtenances thereto, together with all proprietary and third-party software and intellectual property licensed by Old Spectrum with such computer equipment and hardware;


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                  (i) all of the furniture, fixtures, equipment, vehicles,
         machinery, tools, appliances, telephone systems, copy machines, fax machines, implements, spare parts, supplies and all other tangible personal property of every kind and description owned by Old Spectrum or Old Spectrum's leasehold interests therein;

                  (j) all right, title and interest of Old Spectrum in, to and under all Permits owned or possessed by Old Spectrum and relating to the Spectrum Business or all or any of the Spectrum Assets;

                  (k) all accounts held with financial institutions in the name of Old Spectrum (the "Spectrum Bank Accounts"), subject to the limitation on the amount of cash and cash equivalents transferred to New Spectrum pursuant to Section 3.1(a).

                  (l) copies of Old Spectrum's books, records, papers and instruments of whatever nature and wherever located (including, without limitation, all employee and personnel records) that relate to the Spectrum Business or the Spectrum Assets or which are required or necessary in order for New Spectrum to conduct the Spectrum Business from and after the Closing in the manner in which it is being conducted before the Closing;

                  (m) all insurance proceeds and insurance claims of Old Spectrum relating to the Spectrum Business or all or any part of the Spectrum Assets, and to the extent transferable, the benefit of and the right to enforce the covenants and warranties, if any, that Old Spectrum is entitled to enforce with respect to the Spectrum Assets against its predecessors in title to the Spectrum Assets, if any;

                  (n) all right, title and interest of Old Spectrum in, to and under all rights, privileges, claims, causes of action and options relating to or pertaining to the Spectrum Business or the foregoing Spectrum Assets;

                  (o) all right, title and interest of Old Spectrum in and to all prepaid expenses, advances and deposits relating to any of the Spectrum Assets or the Spectrum Business;

                  (p) the name "Spectrum Data";

                  (q) all right, title and interest of Old Spectrum or any Seller in and to the goodwill and going concern value related to the Spectrum Business, including, but not limited to, telephone numbers, and any other intangible assets; and

                  (r) all other or additional privileges, rights, interest, properties and assets of Old Spectrum of every kind and description and wherever located that are used or intended for use in connection with, or that are necessary to the continued conduct of, the Spectrum Business as presently being conducted.

         3.2. EXCLUDED SPECTRUM ASSETS. Old Spectrum shall retain, and the Spectrum Assets shall not include the following assets and other rights of Old Spectrum (collectively, the "Excluded Spectrum Assets"):


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                  (a) cash and cash equivalents of Old Spectrum in excess of the
         Transferred Spectrum Cash;

                  (b) intercompany receivables of Old Spectrum;

                  (c) the Excluded Spectrum Contracts;

                  (d) any software or intellectual property owned by or licensed to Tyler or any of its Affiliates, other than Old Spectrum;

                  (e) any refunds or receivables due to Old Spectrum from any Governmental Authority relating to Taxes previously paid by Old Spectrum; and

                  (f) the San Antonio Property.

         3.3. ASSIGNMENT AND ASSUMPTION OF CONTRACTS. At Closing, and subject to the further terms and conditions of this Agreement, Old Spectrum will assign all of its right, title and interest in and to, and New Spectrum will assume, perform and discharge all of Old Spectrum's remaining obligations under, all existing contracts and agreements, written and verbal to which Old Spectrum is a party (collectively, the "Assumed Spectrum Contracts"). Notwithstanding the foregoing, the Assumed Spectrum Contracts do not include, and nothing in this Agreement will be deemed to constitute an assignment or attempted assignment of, any contract, agreement or license to which Old Spectrum is a party if the attempted assignment without the consent of the other party thereto would constitute a breach or affect in any way the rights of Old Spectrum thereunder for which consent has not been obtained (collectively, the "Excluded Spectrum Contracts"). If the consent of any such other party is not obtained on or prior to the Closing Date, or an attempted assignment on the Closing Date would be ineffective and would affect the rights of Old Spectrum, or New Spectrum as assignee, thereunder, Old Spectrum will cooperate with New Spectrum in a reasonable arrangement designed to provide for New Spectrum the economic benefits, to the extent of New Spectrum's performance of Old Spectrum's obligations, under each Excluded Spectrum Contract and will continue pursuant to
Section 8.5 to cooperate and use its reasonable best efforts to obtain such assignment.

         3.4. ASSUMED LIABILITIES. As further consideration for the purchase of the Spectrum Assets, New Spectrum shall assume and discharge all liabilities, obligations or contingencies of Old Spectrum, except the Excluded Spectrum Liabilities.

         3.5. LIABILITIES NOT ASSUMED. New Spectrum shall not assume or become liable or otherwise obligated to pay, perform or discharge any of the following debts, liabilities or obligations of Old Spectrum (the "Excluded Spectrum Liabilities"):

                  (a) any purchase money indebtedness secured by a mortgage or deed of trust on the San Antonio Property, except as expressly provided under the terms and conditions of the Real Property Purchase Agreement;

                  (b) any debt, liability or obligation of Old Spectrum resulting from, arising out of or relating to any debt, liability or obligation to or of Tyler or any Affiliate of Tyler other than Old Spectrum, including, without limitation, any guaranty of Old Spectrum therefor;


Asset Purchase Agreement

                  (c) any debt, liability or obligation of Old Spectrum resulting from, arising out of or relating to any employee benefit plan or employee plan of any kind or nature maintained, operated or administered by Tyler or Affiliate of Tyler other than Old Spectrum;

                  (d) any debt, liability or obligation of Old Spectrum resulting from, arising as a result of or relating to the termination of any employee of Old Spectrum prior to the Closing;

                  (e) any liabilities or obligations arising under any Excluded Spectrum Contracts; and

                  (f) liabilities or obligations arising on or before the Closing Date for income, sales, use, franchise, excise or transfer Taxes or duties, or other property or ad valorem Taxes or duties, based upon the value of the Spectrum Assets, including, without limitation, any Taxes that accrue or become payable by Old Spectrum as a result of the sale of the Spectrum Assets to New Spectrum, and liabilities or obligations arising at any time for income, sales, use, franchise, excise or transfer Taxes or duties, or other property or ad valorem Taxes or duties, based upon the income or operations of Old Spectrum.


                                   ARTICLE IV
                                 OTHER PURCHASES

         4.1. ACQUISITION OF THE REAL PROPERTY. The sale to Real Property Purchaser by (a) BRC of the Mockingbird Property and (b) Old Spectrum of the San Antonio Property is upon the terms and subject to the conditions of that certain Purchase and Sale Agreement dated as of the date hereof by and among BRC, Old Spectrum and Real Property Purchaser in the form attached to this Agreement as Exhibit A (the "Real Property Purchase Agreement").

         4.2. ACQUISITION OF THE INTANGIBLES. Upon the terms and subject to the conditions of this Agreement, at the Closing, Tyler agrees to sell, convey, transfer, assign and deliver to ei Solutions, and ei Solutions agrees to purchase from Tyler, on an "AS IS, WHERE IS" basis, free and clear of all Encumbrances other than any created by ei Solutions, the following (collectively, the "Intangibles"):

                  (a) all right, title and interest of Tyler in, to and under any work product or other intangible assets created or acquired by Tyler or its employees in connection with, arising from or related to Tyler's investment in its proposed acquisition of the business and assets of Eastman Software, Inc., and certain other Affiliates of Kodak (the "ESI Acquisition"); and

                  (b) all right, title and interest of Tyler in, to and under that certain nonrefundable deposit in the amount of $100,000 paid by Tyler to Kodak on July 26, 2000, in connection with the ESI Acquisition.


Asset Purchase Agreement

                                    ARTICLE V
                             PURCHASE PRICE; CLOSING

         5.1. PURCHASE PRICE. The aggregate purchase price for the Asset Purchases other than the Real Property Purchases shall be an amount equal to $8,200,000 (the "Purchase Price").

         5.2. PAYMENT OF PURCHASE PRICE. At the Closing, New Kofile, New Spectrum and ei Solutions shall pay the Purchase Price to Old Kofile, Old Spectrum and Tyler, or their designees, by wire transfer of immediately available funds, as set forth in Schedule 5.2.

         5.3. CLOSING. The consummation of the Asset Purchases and the other transactions described in this Agreement (the "Closing") shall take place at 10:00 a.m. Dallas, Texas time at the offices of Gardere & Wynne, L.L.P., 1601 Elm Street, Dallas, Texas, on September 29, 2000, or at such other time and date as Sellers and Purchasers may mutually agree, which date shall be referred to as the "Closing Date."

         5.4. EFFECTIVE TIME. The effective time of the Kofile Purchase, the Spectrum Purchase and the Real Property Purchases shall be at 12:01 a.m. local time on October 1, 2000, unless Sellers and Purchasers shall otherwise mutually agree in writing. The effective time of the Intangibles Purchase shall be as of 12:01 a.m. Dallas, Texas time on August 10, 2000.

         5.5. TRANSFER OF CASH AND CASH EQUIVALENTS.

                  (a) Following the Closing, Sellers shall cooperate with New Kofile and New Spectrum, as may be requested thereby, (i) to transfer to New Kofile all cash and cash equivalents of Old Kofile that are on hand as of the Closing and (ii) to transfer to New Spectrum all cash and cash equivalents of Old Spectrum that are on hand as of the Closing. Cash and cash equivalents of Kofile GmbH that are on hand as of the Closing shall remain in the existing accounts of Kofile GmbH with financial institutions (the "Kofile GmbH Bank Accounts") or otherwise on hand. Cash and cash equivalents on hand as of the Closing includes (w) amounts reported by the financial institutions holding the Kofile Bank Accounts, the Spectrum Bank Accounts or the Kofile GmbH Bank Accounts, as the case may be, plus (x) deposits in transit as of the Closing to the Kofile Bank Accounts, the Spectrum Bank Accounts or the Kofile GmbH Bank Accounts, as the case may be, less (y) checks issued on the Kofile Bank Accounts, the Spectrum Bank Accounts or the Kofile GmbH Bank Accounts, as the case may be, on or before the Closing but not yet honored by the financial institutions holding such accounts, which will be honored post-Closing by New Kofile, New Spectrum or Kofile GmbH, respectively, plus (z) cash on hand that is held as petty cash or otherwise (for either New Kofile, New Spectrum or Kofile GmbH, the "Closing Cash Balance").

                  (b) Following the Closing, Tyler, Old Kofile and Old Spectrum shall promptly forward and transfer to New Kofile or New Spectrum, as the case may be, any amounts received by Tyler, Old Kofile or Old Spectrum after the Closing Date with respect to an account receivable of Old Kofile or Old Spectrum.

         5.6. POST-CLOSING ADJUSTMENT TO PURCHASE PRICE. Within 45 days after the Closing Date, the Purchase Price will be adjusted upward or downward in cash in an amount equal to the sum of the Net Asset Value Adjustment and the Net Cash Adjustment (the "Post-Closing Adjustment"). If the Post-Closing


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                                       14

Adjustment is a positive number, then the Purchase Price shall be adjusted upward and Purchasers shall promptly pay such amount to Sellers or their designees by wire transfer of immediately available funds pursuant to written instructions received from Sellers. If the Post-Closing Adjustment is a negative number, the Purchase Price shall be adjusted downward and Sellers shall promptly pay such amount (expressed as a positive number) to Purchasers or their designees by wire transfer of immediately available funds pursuant to written instructions received from Purchasers.

                  (a) The calculation of the Net Asset Value Adjustment shall be set forth on Supplemental Schedule 5.6, which shall be agreed upon by Sellers and Purchasers and attached to this Agreement within 45 days after the Closing.

                     (i) The "Net Asset Value Adjustment" means the sum of the Kofile Net Asset Value Adjustment and the Spectrum Net Asset Value Adjustment.

                     (ii) The "Kofile Net Asset Value Adjustment" means the Closing Kofile Net Asset Value less the Agreed Kofile Net Asset Value.

                     (iii) The "Agreed Kofile Net Asset Value," which is set forth on Schedule 5.6, means the net historical carrying value of certain assets to be acquired less certain liabilities assumed, as listed on Schedule
                            5.6 (the "Listed Assets and Liabilities"), of the Kofile Business (including Kofile GmbH) as of June 30, 2000, as determined on a basis consistent with Sellers' past practice in preparing internal financial statements and in accordance with GAAP and this Section 5.6(a).

                     (iv) The "Closing Kofile Net Asset Value" means the net historical carrying value of the Listed Assets and Liabilities of the Kofile Business (including Kofile
                            GmbH). The Closing Kofile Net Asset Value shall be determined by Sellers and Purchasers as of the Closing Date and will be determined on a basis consistent with Sellers' past practice in preparing internal financial statements and in accordance with GAAP and this Section 5.6(a). The Closing Kofile Net Asset Value shall be set forth on Supplemental
                            Schedule 5.6.

                     (v) The "Spectrum Net Asset Value Adjustment" means the Closing Spectrum Net Asset Value less the Agreed Spectrum Net Asset Value.

                     (vi) The "Agreed Spectrum Net Asset Value," which is set forth on Schedule 5.6, means the net historical carrying value of the Listed Assets and Liabilities of the Spectrum Business as of June 30, 2000, as determined on a basis consistent with Sellers' past practice in preparing internal financial statements and in accordance with GAAP and this Section 5.6(a).

                     (vii) The "Closing Spectrum Net Asset Value" means the net historical carrying value of the Listed Assets and Liabilities of the Spectrum Business. The Closing Spectrum Net Asset Value shall be determined by Sellers and


Asset Purchase Agreement

                            Purchasers as of the Closing Date and will be determined on a basis consistent with Sellers' past practice in preparing internal financial statements and in accordance with GAAP and this Section 5.6(a). The Closing Spectrum Net Asset Value shall be set forth on Supplemental Schedule 5.6.

                     (viii) For purposes of this Section 5.6(a), the financial
                            statements for Old Kofile (including Kofile GmbH) and Old Spectrum will present an aggregate balance of $200,000 for cash and cash equivalents and zero balances for goodwill and related intangibles, current and deferred federal and state income taxes, certain accrued taxes, intercompany balances and any other Excluded Kofile Liabilities and Excluded Spectrum Liabilities.

                  (b) The calculation of the Net Cash Adjustment shall be set forth on Supplemental Schedule 5.6, which shall be agreed upon by Sellers and Purchasers and attached to this Agreement within 45 days after the Closing. The "Net Cash Adjustment" means (i) the sum of (A) the Closing Cash Balance for New Kofile, (B) the Closing Cash Balance for New Spectrum and (C) the Closing Cash Balance for Kofile GmbH, less
         (ii) $200,000.

         5.7. ALLOCATION OF PURCHASE PRICE. Within 90 days of the Closing Date, the parties shall agree upon the allocation of the Purchase Price among the Kofile Assets, the Spectrum Assets, and the Intangibles. Such allocation shall be set forth in Schedule 5.7 and attached to this Agreement. Such allocation will be used by the parties for all Tax purposes and filings, including, without limitation, IRS Form 8594.


                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each Seller represents and warrants, jointly and severally, to Purchasers, as of the date of this Agreement and as of the Closing Date, the following:

         6.1. DUE ORGANIZATION AND QUALIFICATION. Tyler is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Each of Old Kofile and Old Spectrum is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each Seller is duly authorized and qualified to do business under all applicable Laws and to carry on its business in the places and in the manner as now conducted. Each Seller has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted.

         6.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

                  (a) Each Seller has the requisite power and authority to enter into this Agreement and to effect the transactions described herein. The execution, delivery and performance of this Agreement have been approved by the board of directors of each Seller and, with respect to Old Kofile and Old Spectrum, by BRC as each such Seller's sole shareholder. No additional corporate proceedings on the part of any Seller are necessary to authorize the execution and delivery of this Agreement and


Asset Purchase Agreement
         the consummation by any Seller of the transactions described herein. This Agreement has been duly and validly executed and delivered by each Seller, and, assuming the due authorization, execution and delivery hereof by each Purchaser, constitutes a valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by each Seller do not, and the consummation by each Seller of the transactions described herein will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Encumbrances upon any of the properties or assets of such Seller under any of the terms, conditions or provisions of, (i) the Articles or Certificate of Incorporation or Bylaws of such Seller,
         (ii) any Laws applicable to such Seller or any of its properties or assets or (iii) any contract, agreement, lease, mortgage, deed of trust, commitment, license, franchise, Permit, authorization or any other instrument or obligation to which such Seller is a party or to which any of the Assets are bound.

         6.3. TITLE TO ASSETS.

                  (a) Old Kofile has good, indefeasible and marketable title to the Kofile Assets, free and clear of all Encumbrances, other than (i) the Permitted Encumbrances, or (ii) Encumbrances which will be released or discharged at or prior to the Closing Date.

                  (b) Old Spectrum has good, indefeasible and marketable title to the Spectrum Assets, free and clear of all Encumbrances, other than
         (i) the Permitted Encumbrances, or (ii) Encumbrances which will be released or discharged at or prior to the Closing Date.

                  (c) Tyler has good, indefeasible and marketable title to the Intangibles, free and clear of all Encumbrances, other than (i) the Permitted Encumbrances, or (ii) Encumbrances which will be released or discharged at or prior to the Closing Date.

         6.4. TAXES. Consummation of the transactions described in this Agreement will not result in the imposition or creation of any Tax obligation on the Assets, except for (a) Tax obligations that remain the liability of the respective Sellers under Sections 2.4 and 3.4 hereof or (b) Tax obligations resulting from any Tax election made by Purchasers after the Closing Date.

         6.5. BROKERS AND FINDERS. Sellers have not engaged any broker, advisor or finder as to which any Purchaser would have any liability whatsoever for any brokerage fees, commission or finder's fees in connection with the transactions described herein.

         6.6. NO IMPLIED REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS THE EXPRESS UNDERSTANDING OF PURCHASERS THAT SELLERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES OF

Asset Purchase Agreement

SELLERS EXPRESSLY SET FORTH IN THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         Each Purchaser represents and warrants, severally and not jointly, to Sellers, as of the date of this Agreement and as of the Closing Date, to the extent in respect to such Purchaser:

         7.1. DUE ORGANIZATION AND QUALIFICATION. Each of ei Solutions and New Kofile is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. New Spectrum is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each Purchaser is duly authorized and qualified, or will be duly authorized and qualified within 10 days after the Closing Date, to do business under all applicable Laws and to carry on its business in the places and in the manner as now conducted. Each Purchaser has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as such business is currently being conducted.

         7.2. AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.

                  (a) Each Purchaser has the full legal right, power and authority to enter into this Agreement and to consummate the transactions described herein. The execution, delivery and performance of this Agreement has been approved by the board of directors of each Purchaser. No additional corporate proceedings on the part of any Purchaser are necessary to authorize the execution and delivery of this Agreement and the consummation by any Purchaser of the transactions described herein. This Agreement has been duly and validly executed and delivered by each Purchaser, and, assuming the due authorization, execution and delivery by each Seller, constitutes valid and binding agreements of each Purchaser, enforceable against each Purchaser in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to the enforcement of creditors' rights generally and (ii) general equitable principles.

                  (b) The execution and delivery of this Agreement by each Purchaser do not, and the consummation by each Purchaser of the transactions described herein will not, violate or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under any of the terms, conditions or provisions of (i) the Certificate or Articles of Incorporation or Bylaws of such Purchaser, (ii) any Law applicable to such Purchaser or any of its properties or assets or (iii) any contract, agreement, lease, mortgage, deed of trust, commitment, license, franchise, Permit, authorization or any other instrument or obligation to which such Purchaser is a party.



Asset Purchase Agreement

         7.3. BROKERS AND FINDERS. Purchasers have not engaged any broker, advisor or finder as to which any Seller would have any liability whatsoever for any brokerage fees, commission or finder's fees in connection with the transactions described herein.

         7.4. NO IMPLIED REPRESENTATIONS. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IT IS THE EXPRESS UNDERSTANDING OF SELLERS THAT PURCHASERS ARE NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, OTHER THAN THOSE REPRESENTATIONS AND WARRANTIES OF PURCHASERS EXPRESSLY SET FORTH IN THIS AGREEMENT.


                                  ARTICLE VIII
                                CERTAIN COVENANTS

         8.1. CONDUCT OF BUSINESS. Pending the Closing, (a) Old Kofile and Old Spectrum will each conduct its respective Business in the normal and usual manner consistent with the continued operation thereof and (b) without the prior approval of Purchasers (which approval will not be unreasonably withheld or delayed), neither Old Kofile nor Old Spectrum will make any material change in the policies affecting the operation and conduct of its respective Business. Each of Old Kofile and Old Spectrum shall pay or otherwise satisfy in the ordinary course of business its respective trade payables between the date of this Agreement and the Closing Date.

         8.2. FUTURE COOPERATION; TAX MATTERS. Sellers and Purchasers shall each deliver or cause to be delivered to the other following the Closing such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. Sellers will cooperate and use its commercially reasonable best efforts to have the present officers, directors and employees of Sellers cooperate with Purchasers at and after the Closing in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Closing. Following the Closing, Sellers shall give to Purchasers free and unrestricted access to (and the right to make copies at the expense of Purchasers) the books, files, records and Tax returns and supporting schedules and work papers of Sellers to the extent that such relate to the Businesses, the Kofile Assets, the Spectrum Assets or to the operations, income, expenses and assets of Old Kofile or Old Spectrum existing on, accruing or arising prior to or occurring prior to the Closing Date; provided, however, that any access pursuant to this Section 8.2 shall be conducted in such a manner as not to interfere unreasonably with the operations of the business of the Sellers following the Closing Date. Purchasers will provide Sellers with access to such of their books and records as may be reasonably requested by Purchasers in connection with federal, state and local Tax matters relating to periods prior to the Closing. The party requesting cooperation, information or actions under this Section 8.2 shall reimburse the other party for all reasonable out-of-pocket costs and expenses paid or incurred in connection therewith, which costs and expenses shall not, however, include per diem charges for employees or allocations of overhead charges.

         8.3. TAX STATUS AND EFFECT. It is understood and agreed that neither Sellers nor Purchasers have made any representations to the other as to the Tax status or Tax effect of the transactions described in this Agreement, and each of the parties is therefore separately taking advice and counsel as to such matters, and


Asset Purchase Agreement
each is assuming, subject only to the express and specific provisions of this Agreement, the Tax, if any, which may be incurred by reason of the carrying out of the terms and provisions hereof.

         8.4. EXPENSES. Each party to this Agreement will pay the fees, expenses and disbursements of such party and its agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions described herein.

         8.5. CONSENTS TO ASSIGNMENT. Tyler, Old Kofile and Old Spectrum, respectively, will use reasonable business efforts to cooperate with New Kofile and New Spectrum in securing all necessary consents of third parties to the assignment, respectively, of the Assumed Kofile Contracts and the Assumed Spectrum Contracts.

         8.6. SUBCONTRACTS. Following Closing, Old Kofile and Old Spectrum, respectively, will subcontract or sublicense to New Kofile and New Spectrum, in the form attached to this Agreement as Exhibit B, dated as of the Closing Date the Excluded Kofile Contracts and the Excluded Spectrum Contracts.

         8.7. NAME CHANGE; CORPORATE EXISTENCE. Not later than the next business day after the Closing, each of Old Kofile and Old Spectrum shall cause Articles of Amendment to its Articles of Incorporation to be filed with the Secretary of State of the State of Texas to change its name to "Tyler K, Inc." and "Tyler SD, Inc.," respectively. Tyler agrees to maintain the corporate existence of Old Kofile and Old Spectrum as long as there are any Excluded Contracts.

         8.8. BULK SALES. To the extent, if any, that the same are applicable to the Asset Purchases, the parties hereby waive compliance with Article 6 of the Uniform Commercial Code as adopted in each jurisdiction in which any of the Assets are located, as well as Section 1141(c) of the New York Tax Law and any similar Laws in other jurisdictions.

         8.9. RELATED TRANSACTIONS. The parties acknowledge and agree that following related transactions are intended to be consummated contemporaneously with the Asset Purchases on the Closing Date to be effective as set forth in
Section 5.4:

                  (a) the execution and delivery by BRC, Old Spectrum and Real Property Purchaser of the Real Property Purchase Agreement.

                  (b) the execution and delivery by Real Property Purchaser as landlord and Government Records Services, Inc., a Texas corporation, wholly owned subsidiary of BRC and indirect wholly owned subsidiary of Tyler, as tenant, and Tyler as guarantor, of a lease agreement with respect to the Mockingbird Property in the form attached to this Agreement as Exhibit C.

                  (c) the execution and delivery by Tyler, BRC as employer and Oates as employee of an amendment, in the form attached to this Agreement as Exhibit D, to that certain Employment and Noncompetition Agreement dated as of October 8, 1997, by and between Tyler, BRC and Oates.

         8.10. PAYMENT OF LIABILITIES. Each of Old Kofile and Old Spectrum shall fully pay or otherwise satisfy all other claims or liabilities relating to its respective Assets or Business incurred through the Closing Date other than the Assumed Liabilities.


Asset Purchase Agreement

         8.11. TRANSITION SERVICES. For a period of up to one year after the Closing, Tyler agrees that Tyler and/or BRC will provide to New Kofile and New Spectrum such transition services as may be reasonably requested by New Kofile or New Spectrum, including, without limitation, human resources, payroll, accounting, data processing and other administrative services, provided that such services are reasonably comparable to the services provided to Old Kofile and Old Spectrum, respectively, prior to the Closing. Tyler or BRC, as the case may be, shall bill, not more than once per month, the respective Purchaser for its actual costs of providing such services, and New Kofile and New Spectrum agree to promptly pay Tyler or BRC for such services as billed; provided, however, that with respect to any disbursements of payroll or payroll taxes by Tyler or BRC on behalf of New Kofile or New Spectrum, New Kofile or New Spectrum, as the case may be, shall, prior to or concurrently with any such disbursement, transfer to Tyler or BRC, as the case may be, immediately available funds in an amount equal to any such disbursement.


                                   ARTICLE IX
                                 INDEMNIFICATION

         Tyler, Old Kofile, Old Spectrum, ei Solutions, New Kofile and New Spectrum each make the following covenants:

         9.1. INDEMNIFICATION BY OLD KOFILE AND OLD SPECTRUM. Subject to Sections 9.5 and 9.6, Sellers covenant and agree that they will, jointly and severally, indemnify, defend, protect and hold harmless Purchasers and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all Losses incurred by any of such indemnified persons as a result of or arising from (a) until the Expiration Date, any breach of the representations and warranties of any Seller set forth herein or in the Schedules or certificates delivered in connection herewith, (b) any breach or nonfulfillment of any covenant or agreement on the part of any Seller under this Agreement, (c) the Excluded Kofile Liabilities or (d) the Excluded Spectrum Liabilities.

         9.2. INDEMNIFICATION BY NEW KOFILE AND NEW SPECTRUM. Subject to Sections 9.5 and 9.6, each Purchaser covenants and agrees that it will, severally and not jointly, indemnify, defend, protect and hold harmless Sellers and their respective officers, directors, employees, stockholders, agents, representatives and Affiliates, at all times from and after the date of this Agreement from and against all Losses incurred by any of such indemnified persons as a result of or arising from (a) until the Expiration Date, any breach of the representations and warranties of such Purchaser set forth herein or in the Schedules or certificates attached hereto, (b) any breach or nonfulfillment of any covenant or agreement on the part of such Purchaser under this Agreement,
(c) any Assumed Kofile Liabilities or any debt, obligation or liability of New Kofile arising after the Closing Date with respect to New Kofile's operation of the Kofile Business (as to Old Kofile) and (d) any Assumed Spectrum Liabilities or any debt, obligation or liability of New Spectrum arising after the Closing Date with respect to New Spectrum's operation of the Spectrum Business (as to Old Spectrum).

         9.3. THIRD PERSON CLAIMS. Promptly after any party hereto (hereinafter the "Indemnified Party") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("Third Person"), of the commencement of any action or proceeding by a Third Person that the Indemnified Party believes in good faith is an indemnifiable claim under this Agreement, the Indemnified Party shall give to the party obligated to provide indemnification pursuant to
Section 9.1 or 9.2 hereof (hereinafter the


Asset Purchase Agreement

"Indemnifying Party") written notice of such claim or the commencement of such action or proceeding, provided, however, that failure to give such notice shall not preclude the Indemnified Party from making any claim thereon if the failure or delay in giving such notice did not prejudice the Indemnifying Party. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. The Indemnifying Party shall have the right to defend and settle, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same diligently and in good faith. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall cooperate with the Indemnifying Party and its counsel in all commercially reasonable respects in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any books, records and other information reasonably requested by the Indemnifying Party and in the Indemnified Party's possession or control. After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability; provided, however, that the Indemnified Party shall be entitled, at its expense, to participate in the defense of such asserted liability and the negotiations of the settlement thereof. The Indemnifying Party shall not settle any such Third Person claim without the consent of the Indemnified Party, unless the settlement thereof imposes no liability or obligation on, and includes a complete release from liability of, the Indemnified Party. If the Indemnifying Party desires to accept a final and complete settlement of any such Third Person claim and the Indemnified Party refuses to consent to such settlement, then the Indemnifying Party's liability under this Section with respect to such Third Person claim shall be limited to the amount so offered in settlement by said Third Person; provided, however, that notwithstanding the foregoing, the Indemnified Party shall be entitled to refuse to consent to any such proposed settlement and the Indemnifying Party's liability hereunder shall not be limited by the amount of the proposed settlement if such settlement does not provide for the complete release of the Indemnified Party. If, upon receiving notice, the Indemnifying Party does not timely undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails to pursue such defense in a reasonably diligent manner, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, in its discretion, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

         9.4. NON-THIRD PERSON CLAIMS. In the event that any Indemnified Party asserts the existence of a claim under ARTICLE IX giving rise to Losses (but excluding claims resulting from the assertion of liability by Third Persons), such party shall give written notice to the Indemnifying Party. Such written notice shall state that it is being given pursuant to this Section 9.4, specify the nature and amount of the claim asserted, and indicate the date on which such assertion shall be deemed accepted and the amount of the claim deemed a valid claim (such date to be established in accordance with the next sentence). If such Indemnifying Party, within 60 days after the mailing of notice by such Indemnified Party, shall not give written notice to such Indemnified Party announcing such Indemnifying Party's intent to contest such assertion of such Indemnified Party, such assertion shall be deemed accepted and the amount of such claim shall be deemed a valid claim. In the event, however, that such Indemnifying Party contests such assertion of a claim by giving such written notice to the Indemnified Party within said period, then the parties shall negotiate in good faith in an attempt to resolve such claim. In the event that litigation shall arise with respect to any such claim, the prevailing party shall be entitled to reimbursement of costs and expenses incurred in


Asset Purchase Agreement
connection with such litigation including reasonable attorneys' fees, if the parties hereto, acting in good faith, cannot reach agreement with respect to such claim within 60 days after the notice provided by the Indemnified Party.

         9.5. INDEMNIFICATION DEDUCTIBLE. Neither Sellers nor Purchasers shall be entitled to indemnification from the other under the provisions of Section 9.1(a) or Section 9.2(a), as the case may be, until such time as, and only to the extent that, the claims subject to indemnification by such other party exceed, in the aggregate, $25,000. Notwithstanding the foregoing, the limitations set forth in this Section 9.5 shall not apply to fraudulent misrepresentations.

         9.6. INDEMNIFICATION LIMITATION. Subject to Section 9.5, the aggregate indemnification obligation of Sellers under Section 9.1(a) and of Purchasers under Section 9.2(a) shall be limited to the Purchase Price. Notwithstanding the foregoing, the limitations set forth in this Section 9.6 shall not apply to fraudulent misrepresentations.


                                    ARTICLE X
                              CONDITIONS TO CLOSING

         10.1. CONDITIONS TO OBLIGATIONS OF PURCHASERS. Except as may be waived by Purchasers, the obligations of Purchasers to consummate the transactions described herein are subject to satisfaction of the following conditions:

                  (a) The Kofile Assets, the Spectrum Assets and the Intangibles shall be free and clear of all Encumbrances, except for Permitted Encumbrances.

                  (b) Purchasers shall have received from Sellers the respective items, and Sellers shall have taken the actions required of each of them, pursuant to ARTICLE XI.

                  (c) All conditions of BRC and Old Spectrum to closing and all closing requirements of Real Property Purchaser set forth in the Real Property Purchase Agreement shall have been satisfied.

                  (d) Sellers shall have delivered to Purchasers on or before the Closing Date certificates of existence and good standing for each Seller issued by the appropriate Governmental Authorities of the state in which such Seller is incorporated and each certificate shall be dated within ten days of the Closing Date.

                  (e) No action, suit or proceeding before any Governmental Authority to enjoin the transactions described in this Agreement or its consummation will have been instituted on or before the Closing Date.

                  (f) The representations of the Sellers under this Agreement and in each agreement, document or instrument delivered pursuant hereto or in connection with the transactions described herein on or before the Closing Date shall have been true and correct in all material respects on and as of the date thereof and shall be true and correct in all material respects as of and on the Closing Date, as though made on and as of the Closing Date.


Asset Purchase Agreement

                  (g) Sellers shall have performed in all material respects the covenants, agreements and obligations required to be performed by each of them under this Agreement prior to and on the Closing Date.

         10.2. CONDITIONS TO OBLIGATIONS OF SELLERS. Except as may be waived by Sellers, the obligation of the Sellers to consummate the transactions described herein is subject to satisfaction of the following conditions:

                  (a) Sellers shall have received from Purchasers the respective items, and Purchasers shall have taken the actions required of each of them, pursuant to ARTICLE XI.

                  (b) All conditions of Real Property Purchaser to closing and all closing requirements of BRC and Old Spectrum set forth in the Real Property Purchase Agreement shall have been satisfied.

                  (c) Purchasers shall have delivered to Sellers on or before the Closing Date certificates of existence and good standing for each Purchaser that is a corporation issued by the appropriate Governmental Authorities of the state in which such Seller is incorporated and each certificate shall be dated within ten days of the Closing Date.

                  (d) Tyler shall have received all necessary consents or approvals from its senior lenders with respect to the transactions described herein.

                  (e) The Board of Directors of Tyler shall have received a written opinion from Stephens Inc. that the Asset Purchases are fair from a financial point of view to the stockholders of Tyler.

                  (f) No action, suit or proceeding before any Governmental Authority to enjoin the transactions described in this Agreement or its consummation will have been instituted on or before the Closing Date.

                  (g) The representations of the Purchasers under this Agreement and in each agreement, document or instrument delivered pursuant hereto or in connection with the transactions described herein on or before the Closing Date shall have been true and correct in all material respects on and as of the date thereof and shall be true and correct in all material respects as of and on the Closing Date, as though made on and as of the Closing Date.

                  (h) Purchasers shall have performed in all material respects the covenants, agreements and obligations required to be performed by each of them under this Agreement prior to and on the Closing Date.


Asset Purchase Agreement

                                   ARTICLE XI
                               ACTIONS AT CLOSING

         11.1. TRANSFERS AT CLOSING. At Closing:

                  (a) Old Kofile and New Kofile shall deliver to each other a completed Bill of Sale, Receipt and Assignment and Assumption Agreement, in the form attached as Exhibit E, covering all of the Kofile Assets and Assumed Kofile Liabilities, duly executed by Old Kofile and New Kofile.

                  (b) Old Spectrum and New Spectrum shall deliver to each other a completed Bill of Sale, Receipt and Assignment and Assumption Agreement, in the form attached as Exhibit F, covering all of the Spectrum Assets and Assumed Spectrum Liabilities, duly executed by Old Spectrum and New Spectrum.

                  (c) Tyler shall deliver to ei Solutions a completed Bill of Sale and Receipt, in the form attached as Exhibit G, covering all of the Intangibles, duly executed by Tyler.

                  (d) Sellers shall deliver to Purchasers articles of transfer, assignments, licenses and such other instruments of transfer and conveyance, each duly executed by the appropriate Seller, as shall be reasonably necessary or appropriate to vest in appropriate Purchaser good and indefeasible title to the respective Assets, free and clear of all Encumbrances other than Permitted Encumbrances and to comply with the purposes and intent of this Agreement.

                  (e) Sellers shall deliver to Purchasers releases of all Encumbrances relating to the Assets (except for Permitted Encumbrances), duly executed by each respective lienholder.

                  (f) Sellers shall have delivered to Purchasers a certificate confirming the satisfaction of the conditions set forth in Section 10.1(f) and (g).

                  (g) Purchasers shall have delivered to Sellers a certificate confirming the satisfaction of the conditions set forth in Section 10.2(g) and (h).

                  (h) Purchasers shall deliver to Sellers the Purchase Price, payable as provided in Section 5.2.

         11.2. CONSENTS. At Closing, Sellers or Purchasers will deliver all necessary consents of third parties to the assignment of the Assumed Contracts; provided, however, that if the parties have been unable, after reasonable attempts, to obtain one or more of such consents, and either (a) the parties enter into a subcontract or sublicense, as contemplated by Section 8.6, with respect to the contract or agreement to which such consent pertains, or (b) the loss of the contract, agreement or license to which such consent pertains would not, when taken as a whole with all other failures to obtain consents, have a material adverse effect on the operations or the financial condition of the respective Business taken as a whole, then the parties' failure to obtain such consent will not constitute a failure of compliance with the provisions of this
Section 11.2.


Asset Purchase Agreement

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1. ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and the rights of the parties hereunder may not be assigned (except by operation of Law) without the prior written consent of the other party. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns, including, without limitation, the heirs and representatives of any party that is an individual.

         12.2. ENTIRE AGREEMENT. This Agreement (including the Schedules) and the documents delivered pursuant hereto constitute the entire agreement and understanding among the parties and supersede any prior agreement and understanding relating to the subject matter of this Agreement.

         12.3. AMENDMENT; WAIVER. This Agreement may be modified or amended only by a written instrument executed by the parties hereto, acting, as the case may be, through their respective officers, duly authorized by their respective Boards of Directors. No waiver of compliance with any provision or condition hereof, and no consent provided for herein, will be effective unless evidenced by an instrument in writing duly executed by the party sought to be charged therewith. No failure on the part of any party to exercise, and no delay in exercising, any of its rights hereunder will operate as a waiver thereof, nor will any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

         12.4. NOTICES. Each notice, demand, waiver, consent and other communication required or permitted to be given hereunder will be in writing and will be sent either by (a) registered or certified first-class mail, postage prepaid and return receipt requested, (b) national commercial courier service or
(c) telex or facsimile, in each case addressed as follows:

                  (a)      If to any Purchaser, addressed to it at:

                                            c/o eiStream, Inc.
                                            2800 W. Mockingbird Lane
                                            Dallas, Texas 75235
                                            Attn:    John D. Woolf
                                            Facsimile: 214-902-0211

                  (b)      If to any Seller, addressed to it at:

                                            c/o Tyler Technologies, Inc.
                                            2800 W. Mockingbird Lane
                                            Dallas, Texas 75235
                                            Attn:    H. Lynn Moore, Jr., Esq.
                                            Facsimile: 214-902-5058

Each such notice and other communication given by mail will be deemed to have been given when it is deposited in the United States mail in the manner specified herein, each such notice and other communication given by national commercial courier service will be deemed to have been given when it


Asset Purchase Agreement
is delivered to such service, and each such notice and other communication given by telex or facsimile will be deemed to have been given when it is so transmitted and the appropriate answerback or confirmation of transmittal is received. Any party may change its address for the purpose hereof by giving notice in accordance with the provisions of this Section 12.4.

         12.5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in ARTICLE VI and ARTICLE VII shall survive the Closing for a period of 18 months from the Closing Date (the "Expiration Date").

         12.6. EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default occurring before or after that waiver.

         12.7. REFORMATION AND SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and unenforceable, but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

         12.8. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Texas (except for its principles governing conflicts of laws).

         12.9. DISPUTE RESOLUTION.

                  (a) If any dispute arises between any parties to this regarding this Agreement or the transactions described herein, the persons named or referred to in Section 12.4 for each party will attempt in good faith to resolve the dispute. If those individuals have not agreed to a resolution within 30 days from the date on which the dispute was first presented to them, any party, by written notice to the other parties, may require that the dispute be submitted for resolution to, on behalf of Purchasers, Oates and, on behalf of Sellers, the chief executive officer of Tyler (the "Designated Parties"). The Designated Parties will meet, in person or by other means satisfactory to them, to attempt to resolve the dispute within 30 days after reference of the matter to them. If the Designated Parties reach a decision within such 30-day period, their decision will be final and binding on the parties for all purposes. If the Designated Parties fail to resolve the dispute within such period, the matter may be referred for arbitration as provided by Section 12.9(b).

                  (b) Except as provided by Section 12.9(a), all disputes or controversies (whether of law or fact) of any nature whatsoever arising from or relating to this Agreement and the transactions described herein will be decided by arbitration by the American Arbitration Association (the "AAA") in accordance with the Commercial Arbitration Rules of the Association. The arbitrators will be selected as follows: the Designated Parties will, within 30 days of the date of demand by any Purchaser or Seller for arbitration, each select one independent, qualified arbitrator and the two


Asset Purchase Agreement
         arbitrators so selected will select the third arbitrator within 30 days after their appointment as party arbitrators. Each party will bear the expenses of the arbitrator chosen by it, and will bear one-half the expenses of the independent arbitrator. Hearings in the proceeding will commence within 120 days of the selection of the independent arbitrator. Arbitration will take place in Dallas, Texas. Arbitration proceedings will be conducted confidentially; in such case all documents, testimony and records will be received, heard and maintained by the arbitrators in confidence under seal, available for inspection only by AAA and the parties and their respective attorneys and experts, who will agree in advance and in writing to receive all such information confidentially and to maintain such information in confidence. The decree or award rendered by the arbitrators, who will act by majority vote, may be entered as a final and binding judgment in any court having jurisdiction thereof.

                  (c) All negotiations and proceedings pursuant to this Section
         12.9 will be confidential and will be treated as compromise and settlement negotiations for purposes of the United States Federal Rules of Evidence and any applicable state rules of evidence, provided that any party may specifically waive these rights of privilege and confidentiality with respect to any communications it makes pursuant to this Section 12.9.

         12.10. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. Facsimile transmission of any signed original document and/or retransmission of any signed facsimile transmission will be deemed the same as delivery of an original. At the request of any party, the parties will confirm facsimile transmission by signing a duplicate original document.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


Asset Purchase Agreement

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      TYLER TECHNOLOGIES, INC.


                                      By:
                                         ---------------------------------------
                                      Name: H. Lynn Moore, Jr.
                                           -------------------------------------
                                      Title: Corporate Counsel
                                            ------------------------------------

                                      KOFILE, INC.


                                      By:
                                         ---------------------------------------
                                      Name: H. Lynn Moore, Jr.
                                           -------------------------------------
                                      Title: Secretary
                                            ------------------------------------

                                      SPECTRUM DATA, INC.


                                      By:
                                         ---------------------------------------
                                      Name: H. Lynn Moore, Jr.
                                           -------------------------------------
                                      Title: Secretary
                                            ------------------------------------

                                      ei SOLUTIONS, INC.


                                      By:
                                         ---------------------------------------
                                      Name: John D. Woolf
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

                                      KOFILE ACQUISITION CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name: John D. Woolf
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      SPECTRUM DATA ACQUISITION CORPORATION


                                      By:
                                         ---------------------------------------
                                      Name: John D. Woolf
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------

Asset Purchase Agreement--Signature Page

                                TABLE OF CONTENTS


                                    ARTICLE I
                                   DEFINITIONS

1.1.  DEFINITIONS..............................................................2
1.2.  INTERPRETATION...........................................................6

                                   ARTICLE II
                               THE KOFILE PURCHASE

2.1.  ACQUISITION OF THE KOFILE ASSETS.........................................6
2.2.  EXCLUDED KOFILE ASSETS...................................................8
2.3.  ASSIGNMENT AND ASSUMPTION OF CONTRACTS...................................9
2.4.  ASSUMED LIABILITIES......................................................9
2.5.  LIABILITIES NOT ASSUMED..................................................9

                                   ARTICLE III
                              THE SPECTRUM PURCHASE

3.1.  ACQUISITION OF THE SPECTRUM ASSETS......................................10
3.2.  EXCLUDED SPECTRUM ASSETS................................................11
3.3.  ASSIGNMENT AND ASSUMPTION OF CONTRACTS..................................12
3.4.  ASSUMED LIABILITIES.....................................................12
3.5.  LIABILITIES NOT ASSUMED.................................................12

                                   ARTICLE IV
                                 OTHER PURCHASES

4.1.  ACQUISITION OF THE REAL PROPERTY........................................13
4.2.  ACQUISITION OF THE INTANGIBLES..........................................13

                                    ARTICLE V
                             PURCHASE PRICE; CLOSING

5.1.  PURCHASE PRICE..........................................................14
5.2.  PAYMENT OF PURCHASE PRICE...............................................14
5.3.  CLOSING.................................................................14
5.4.  EFFECTIVE TIME..........................................................14
5.5.  TRANSFER OF CASH AND CASH EQUIVALENTS...................................14
5.6.  POST-CLOSING ADJUSTMENT TO PURCHASE PRICE...............................14
5.7.  ALLOCATION OF PURCHASE PRICE............................................16

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

6.1.  DUE ORGANIZATION AND QUALIFICATION......................................16
6.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.............................16
6.3.  TITLE TO ASSETS.........................................................17
6.4.  TAXES...................................................................17
6.5.  BROKERS AND FINDERS.....................................................17


Asset Purchase Agreement

6.6.  NO IMPLIED REPRESENTATIONS..............................................17

                                   ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF PURCHASERS

7.1.  DUE ORGANIZATION AND QUALIFICATION......................................18
7.2.  AUTHORIZATION; NON-CONTRAVENTION; APPROVALS.............................18
7.3.  BROKERS AND FINDERS.....................................................19
7.4.  NO IMPLIED REPRESENTATIONS..............................................19

                                  ARTICLE VIII
                                CERTAIN COVENANTS

8.1.  CONDUCT OF BUSINESS.....................................................19
8.2.  FUTURE COOPERATION; TAX MATTERS.........................................19
8.3.  TAX STATUS AND EFFECT...................................................19
8.4.  EXPENSES................................................................20
8.5.  CONSENTS TO ASSIGNMENT..................................................20
8.6.  SUBCONTRACTS............................................................20
8.7.  NAME CHANGE; CORPORATE EXISTENCE........................................20
8.8.  BULK SALES..............................................................20
8.9.  RELATED TRANSACTIONS....................................................20
8.10.  PAYMENT OF LIABILITIES.................................................20
8.11.  TRANSITION SERVICES....................................................21

                                   ARTICLE IX
                                 INDEMNIFICATION

9.1.  INDEMNIFICATION BY OLD KOFILE AND OLD SPECTRUM..........................21
9.2.  INDEMNIFICATION BY NEW KOFILE AND NEW SPECTRUM..........................21
9.3.  THIRD PERSON CLAIMS.....................................................21
9.4.  NON-THIRD PERSON CLAIMS.................................................22
9.5.  INDEMNIFICATION DEDUCTIBLE..............................................23
9.6.  INDEMNIFICATION LIMITATION..............................................23

                                    ARTICLE X
                              CONDITIONS TO CLOSING

10.1.  CONDITIONS TO OBLIGATIONS OF PURCHASERS................................23
10.2.  CONDITIONS TO OBLIGATIONS OF SELLERS...................................24

                                   ARTICLE XI
                               ACTIONS AT CLOSING

11.1.  TRANSFERS AT CLOSING...................................................25
11.2.  CONSENTS...............................................................25


Asset Purchase Agreement

                                   ARTICLE XII
                                  MISCELLANEOUS

12.1.  ASSIGNMENT; SUCCESSORS AND ASSIGNS.....................................26
12.2.  ENTIRE AGREEMENT.......................................................26
12.3.  AMENDMENT; WAIVER......................................................26
12.4.  NOTICES................................................................26
12.5.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................27
12.6.  EXERCISE OF RIGHTS AND REMEDIES........................................27
12.7.  REFORMATION AND SEVERABILITY...........................................27
12.8.  GOVERNING LAW..........................................................27
12.9.  DISPUTE RESOLUTION.....................................................27
12.10. COUNTERPARTS...........................................................28


Asset Purchase Agreement
                                       iii

                                    EXHIBIT A

                        REAL PROPERTY PURCHASE AGREEMENT







Asset Purchase Agreement

                                    EXHIBIT B

                               FORM OF SUBCONTRACT



Asset Purchase Agreement

                                    EXHIBIT C

                                 LEASE AGREEMENT



Asset Purchase Agreement

                                    EXHIBIT D

              AMENDMENT TO EMPLOYMENT AND NONCOMPETITION AGREEMENT



Asset Purchase Agreement

                                    EXHIBIT E

          BILL OF SALE, RECEIPT AND ASSIGNMENT AND ASSUMPTION AGREEMENT
                                (KOFILE PURCHASE)




Asset Purchase Agreement

                                    EXHIBIT F

          BILL OF SALE, RECEIPT AND ASSIGNMENT AND ASSUMPTION AGREEMENT
                               (SPECTRUM PURCHASE)





Asset Purchase Agreement

                                    EXHIBIT G

                            BILL OF SALE AND RECEIPT
                             (INTANGIBLES PURCHASE)




Asset Purchase Agreement

                                  SCHEDULE 5.2

                            PAYMENT OF PURCHASE PRICE


RECIPIENT(S):

Name:    Bank of America, N.A.
                Amount:                          $8,200,000.00
                Wire Instructions:
                       Bank Name:                Bank of America, N.A.
                       ABA Routing No.:          111000012
                       Account No.:              1292000883
                       Attn:                     Credit Services, Re: Tyler Technologies


Asset Purchase Agreement

                                  SCHEDULE 5.6

                          ADJUSTMENTS TO PURCHASE PRICE

1. See attached schedule for Agreed Kofile Net Asset Value and Agreed Spectrum Net Asset Value.

2. Schedule of Closing Kofile Net Asset Value and Closing Spectrum Net Asset Value to be mutually agreed upon and attached as part of Supplemental Schedule 5.6 within 45 days after the Closing Date.

3. Calculation of Net Asset Value Adjustment to be mutually agreed upon and attached as part of Supplemental Schedule 5.6 within 45 days after the Closing Date.

4. Calculation of Net Cash Adjustment to be mutually agreed upon and attached as part of Supplemental Schedule 5.6 within 45 days after the Closing Date.



Asset Purchase Agreement

                                  SCHEDULE 5.7

                          ALLOCATION OF PURCHASE PRICE

         To be mutually agreed upon and attached within 90 days after the Closing Date.





Asset Purchase Agreement